Exhibit 99.1

Sight Sciences Reports Third Quarter 2026 Financial Results and Raises Full-Year 2026 Revenue Guidance

MENLO PARK, Calif., November 4, 2026 (GLOBE NEWSWIRE) -- Sight Sciences, Inc. (Nasdaq: SGHT) (Sight Sciences or the Company), an eyecare technology company focused on developing and commercializing innovative, interventional technologies intended to transform care and improve patients’ lives, today reported financial results for the third quarter ended September 30, 2026.

Recent Financial and Business Highlights

•
Record revenue of $24.9 million in the third quarter of 2026, a 25% increase compared to $19.9 million in the third quarter of 2025.

•
Interventional Glaucoma (IG) revenue of $21.0 million, a 7% increase compared to $19.7 million in the third quarter of 2025.

•
Record Interventional Dry Eye (IDE) revenue of $3.9 million, a significant increase compared to $0.2 million in the third quarter of 2025, and a 45% increase compared to $2.7 million in the second quarter of 2026.

•
Cash and cash equivalents totaled $77.4 million as of September 30, 2026. Cash usage was $2.4 million in the third quarter of 2026, down 74% compared to the same period in the prior year.

•
Launched its OMNI® Ultra Surgical System (OMNI Ultra), an expansion of its pioneering ab interno canaloplasty platform, at the American Academy of Ophthalmology (AAO) annual meeting.

“We delivered another strong quarter with 25% total revenue growth, record IDE revenue, continued IG revenue growth, and a significant reduction in cash burn. These results demonstrate increasing adoption of our technologies, disciplined execution across our organization, and our growing impact on patients with glaucoma and dry eye disease,” said Paul Badawi, Co-Founder and CEO of Sight Sciences. “With IG strengthening our foundation and IDE rapidly developing into a meaningful growth driver, we are demonstrating the strength of our interventional eye care platform and the significant opportunity ahead. We remain focused on expanding the adoption of our technologies and advancing interventional eye care for the customers and patients we serve.”

Third Quarter 2026 Financial Results

Revenue for the third quarter of 2026 was $24.9 million, an increase of 25% compared to the same period in the prior year. IG revenue was $21.0 million, an increase of 7% compared to the same period in the prior year. IDE revenue was $3.9 million, compared to $0.2 million in the same period in the prior year.

Gross profit for the third quarter of 2026 was $21.4 million compared to $17.2 million in the same period in the prior year. Gross margin for the third quarter of 2026 was 86%, in-line with the prior year period. IG gross margin was 87%, in-line with the prior year period. IDE margin was 79%, up from 38% in the same period in the prior year.

Total operating expenses were $27.5 million in the third quarter of 2026, representing a 10% increase compared to $25.1 million in the same period in the prior year. Research and development expenses were $2.7 million in the third quarter of 2026 compared to $3.4 million in the same period in the prior year, representing a 19% decrease. Selling, general, and administrative expenses were $24.8 million in the third quarter of 2026, compared to $21.8 million in the same period in the prior year, representing a 14% increase. Adjusted operating expenses1,2 were $24.0 million in the third quarter of 2026, a 21% increase compared to the same period in the prior year.

Net loss was $6.8 million, a 17% improvement from $8.2 million in the same period in the prior year. Net loss per share was $0.12, compared to $0.16 in the third quarter of 2025.

Cash and cash equivalents totaled $77.4 million and total debt was $40.0 million (excluding unamortized discount and debt issuance costs) as of September 30, 2026, compared to $79.8 million and $40.0 million, respectively, as of June 30, 2026. Cash used in the third quarter of 2026 totaled $2.4 million, a 74% decrease compared to $9.1 million in the third quarter of 2025.

2026 Financial Guidance

Sight Sciences raised its revenue guidance for full year 2026 to range from $92 million to $93 million, representing year-over-year growth of 19% to 20%, versus prior revenue guidance of $88 million to $92 million. This revenue guidance includes Interventional Glaucoma revenue of $80 million to $81 million, representing growth of 6% to 7%, and Interventional Dry Eye revenue of approximately $12 million, compared to the previous range of $9 million to $11 million and compared to $1.6 million in 2025.

The Company maintained its full year 2026 adjusted operating expenses1,3 guidance to range from $92 million to $94 million, representing an increase of 5% to 7% compared to 2025.

1 “Adjusted operating expenses” is a financial measure not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”, and is referred to as a “non-GAAP financial measure”). “Adjusted operating expenses” is calculated as operating expenses less stock-based compensation expense, depreciation and amortization, restructuring and organizational transition costs, and other one-time costs.

2 A reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure has been provided in the table titled "GAAP to Non-GAAP Reconciliation" attached to this press release.

3 Consistent with Securities and Exchange Commission (“SEC”) regulations, the Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to the Company’s GAAP financial measures in calculating the non-GAAP financial measures.

Non-GAAP Financial Measures

Adjusted operating expenses, a non-GAAP financial measure, is presented in this press release to provide information that may assist investors in understanding the Company's financial and operating results. The Company believes this non-GAAP financial measure is an important performance indicator because it excludes items that are unrelated to, and may not be indicative of, the Company's core financial and operating results. This non-GAAP financial measure, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be an appropriate measure for comparing the performance of other companies relative to the Company. This non-GAAP financial measure is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measure in the future, it expects to calculate it using a consistent method from period to period. A reconciliation of adjusted operating expenses to the most directly comparable GAAP financial measure has been provided in the table titled "Non-GAAP to GAAP Reconciliation" attached to this press release.

Conference Call

Sight Sciences' management team will host a conference call today, November 4, 2026, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at www.sightsciences.com, on the Investors page in the News & Events section.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative and interventional solutions intended to transform care and improve patients’ lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world’s most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional outdated approaches. The Company’s OMNI® Surgical System is an implant-free, minimally invasive glaucoma surgery technology indicated in the United States to reduce intraocular pressure in adult patients with primary open-angle glaucoma. The OMNI Surgical System is CE Marked for the catheterization and transluminal viscodilation of Schlemm’s canal and cutting of the trabecular meshwork to reduce intraocular pressure in adult patients with open-angle glaucoma. Glaucoma is the world’s leading cause of irreversible blindness. The SION® Surgical System is a bladeless, manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork. The Company’s TearCare® System is 510(k) cleared in the United States for thermal-activated gland expression therapy that improves meibomian gland function in adult patients with evaporative dry eye disease due to meibomian gland dysfunction (MGD), when used in conjunction with manual expression of the meibomian glands, enabling clearance of gland obstructions by physicians to address the leading cause of dry eye disease.

Visit www.sightsciences.com for more information.

Sight Sciences and TearCare are trademarks of Sight Sciences registered in the United States. OMNI and SION, and the Sight Sciences logo are trademarks of Sight Sciences registered in the United States, European Union and other territories.

© 2026 Sight Sciences. All rights reserved.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include, but are not limited to, statements concerning: the Company’s Q4 and full year 2026 financial guidance; the strength of our interventional eye care platform and the significant opportunity ahead; our goal to expand the adoption of our technologies and advancing interventional eye care for the customers and patients we serve; market acceptance of our products; our ability to achieve our business strategy and objectives; our ability to make interventional eye care the new standard of care; and our ability to create long-term value for our stockholders.

These statements often include words such as "anticipate," "expect," “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition, including without limitation changes to reimbursement coverage or payment decisions or reimbursement rates for our products; pricing pressure or changes in market share resulting from the evolving competitive landscape; the impact of tariffs on our products and the medical device industry generally; and disruptions to or increased costs associated with our supply chain, including as a result of having a limited number of suppliers. Should our underlying assumptions prove incorrect, actual results may differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. These forward-looking statements are subject to and involve numerous risks, uncertainties and assumptions, including those discussed under the caption “Risk Factors” in our filings with the SEC, as may be updated from time to time in subsequent filings, and you should not place undue reliance on these statements. These cautionary statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor contact:
Philip Taylor
Gilmartin Group
415.937.5406
Investor.Relations@Sightsciences.com

Media contact:

pr@SightSciences.com

SIGHT SCIENCES, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$77,402	$91,965
Accounts receivable, net of allowance for credit losses of $183 and $234 at September 30, 2026 and December 31, 2025, respectively	13,380	9,745
Inventory, net	6,502	7,767
Prepaid expenses and other current assets	4,186	3,257
Total current assets	101,470	112,734
Property and equipment, net	1,711	1,610
Operating lease right-of-use assets	1,077	438
Other noncurrent assets	690	518
Total assets	$104,948	$115,300
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,782	$1,343
Accrued compensation	6,483	6,074
Accrued and other current liabilities	4,809	3,610
Short-term debt, net	6,063	—
Total current liabilities	20,137	11,027
Long-term debt, net	34,966	40,300
Other noncurrent liabilities	708	31
Total liabilities	55,811	51,358
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock, par value $0.001 per share; 200,000,000 shares authorized; 55,219,266 and 53,493,711 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	55	54
Additional paid-in-capital	458,041	448,611
Accumulated deficit	(408,959)	(384,723)
Total stockholders’ equity	49,137	63,942
Total liabilities and stockholders’ equity	$104,948	$115,300

SIGHT SCIENCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$24,923	$19,906	$68,010	$56,978
Cost of goods sold	3,503	2,709	8,237	8,100
Gross profit	21,420	17,197	59,773	48,878
Operating expenses:
Research and development	2,706	3,352	7,763	12,169
Selling, general and administrative	24,842	21,750	74,438	70,139
Total operating expenses	27,548	25,102	82,201	82,308
Loss from operations	(6,128)	(7,905)	(22,428)	(33,430)
Investment income	692	965	2,111	3,139
Interest expense	(1,312)	(1,306)	(3,869)	(3,853)
Other income (expense), net	(51)	(2)	1	(118)
Loss before income taxes	(6,799)	(8,248)	(24,185)	(34,262)
Provision (benefit) for income taxes	11	(79)	51	2
Net loss and comprehensive loss	$(6,810)	$(8,169)	$(24,236)	$(34,264)
Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.16)	$(0.44)	$(0.66)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	55,126,312	52,377,805	54,529,397	51,834,063

SIGHT SCIENCES, INC.

Gross Margin Disaggregation (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Interventional Glaucoma	$21,046	$19,718	$60,105	$56,063
Interventional Dry Eye	3,877	188	7,905	915
Total revenue	24,923	19,906	68,010	56,978
Cost of goods sold
Interventional Glaucoma	2,688	2,592	6,634	7,662
Interventional Dry Eye	815	117	1,603	438
Total cost of goods sold	3,503	2,709	8,237	8,100
Gross profit
Interventional Glaucoma	18,358	17,126	53,471	48,401
Interventional Dry Eye	3,062	71	6,302	477
Total gross profit	21,420	17,197	59,773	48,878
Gross margin
Interventional Glaucoma	87.2%	86.9%	89.0%	86.3%
Interventional Dry Eye	79.0%	37.8%	79.7%	52.1%
Total gross margin	85.9%	86.4%	87.9%	85.8%

SIGHT SCIENCES, INC.

GAAP to Non-GAAP Reconciliation (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating Expenses:
Total Operating Expenses	$27,548	$25,102	$82,201	$82,308
Less: Stock-based Compensation	(2,810)	(2,382)	(8,382)	(10,245)
Less: Depreciation and Amortization	(110)	(105)	(307)	(379)
Less: Restructuring and Organization Transition Costs	(637)	(2,803)	(637)	(2,803)
Less: Litigation Success Fee	—	—	(5,393)	—
Adjusted Operating Expenses(1)	23,991	19,812	67,482	68,881

1 Please see section titled "Non-GAAP Financial Measures" for additional information.

SIGHT SCIENCES, INC.

Supplemental Financial Measures (Unaudited)

	Three Months Ended September 30,
	2026	2025
Interventional Glaucoma active customers (1)	1,253	1,197
Interventional Dry Eye lid treatment units sold (2)	4,581	271
Interventional Dry Eye active customers (3)	222	50

1 “Interventional Glaucoma active customers” means the number of customers who ordered the OMNI Surgical System or the SION Surgical Instrument during the three months ended September 30, 2026 and 2025.

2 “Interventional Dry Eye lid treatment units sold” means the quantity of TearCare SmartLids® sold during the three months ended September 30, 2026 and 2025.

3 “Interventional Dry Eye active customers” means the number of customers who ordered lid treatment units during the three months ended September 30, 2026 and 2025.